Exhibit 10.3
Caribou Coffee Company, Inc.
c/o Arcapita Inc.
75 Fourteenth Street, 24th Floor
Atlanta, GA 30309
August 1, 2008
Mr. Michael Tattersfield
VIA e-mail at mitatters@aol.com
Dear Mr. Tattersfield:
     This letter agreement sets forth your agreement to invest in shares of Caribou Coffee Company, Inc. (“ Caribou”), common stock, par value $0.01 per share (“ Common Stock”). You hereby agree to purchase (in the open market) shares of Common Stock with an aggregate purchase price of at least $100,000 with such purchase to be made at the market price during the first trading window that opens on or after the date you are employed by Caribou, subject to approval by Caribou’s general counsel applying standard Caribou policies and procedures. As soon as practical after you have completed your purchase of the Common Stock, Caribou will grant you shares of restricted stock under Caribou’s 2005 Equity Incentive Plan in an amount equal to the same number of shares of Common Stock that you purchase during this window trading period, up to a maximum of 150,000 shares of restricted stock. This restricted stock shall be subject to a four year vesting schedule and such other terms and conditions as set forth by Caribou in the restricted stock certificate; provided that all unvested shares of restricted stock shall immediately vest (i) upon your death or if you become “Disabled”, as defined in Paragraph 6(b) of the Employment Agreement between you and Caribou dated August 1, 2008; or (ii) there are no representatives of Arcapita Inc. on Caribou’s Board of Directors (other than any de minimus time period between the resignation of an Arcapita Inc.-designated board member and the appointment of his or her successor). In addition, on each vesting date for this restricted stock you will certify to Caribou in writing that you own a number of shares of Common Stock acquired by you in open market purchases, or vested restricted shares, that is at least equal to the number of restricted stock shares actually granted as described in this letter. Any failure to make such certification or to own the required number of shares of Common Stock could subject you to forfeiture of the restricted stock as further described in the restricted stock certificate.
     If this letter agreement correctly reflects the terms agreed by you and Caribou, please sign a copy of this letter agreement in the space provided below and return it to my attention at the address above.

Yours sincerely,
CARIBOU COFFEE COMPANY, INC.
By:	/s/ Charles H. Ogburn
	Name:	Charles H. Ogburn
	Title:	Director

Agreed and acknowledged as of
the date first written above

/s/ Michael Tattersfield
Michael Tattersfield

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